UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Amendment # 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2005

MONTEREY GOURMET FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22534-LA	77-0227341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1528 Moffett Street
Salinas, California  93905
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (831) 753-6262

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:  Entry into a Material Definitive Agreement.

This Form 8-K/A amends the current report on Form 8-K of Monterey Gourmet Foods, Inc. filed on January 17, 2005.  On January 11, 2005, Monterey Gourmet Foods, Inc. (“Monterey”), Casual Gourmet Foods, Inc. (“Casual”), and the shareholders of Casual (“Shareholders”) entered into a definitive agreement for the purchase by Monterey of 60% of Casual’s outstanding shares and for the acquisition by Monterey of Casual’s remaining shares over the next three years (the “Stock Purchase Agreement”). Casual, which produces branded gourmet sausages, prepared soups and other food products, is a Florida corporation with headquarters in Tampa, Florida. Prior to entry into the Stock Purchase Agreement, there were no existing material relationships between or among Monterey and Casual or its Shareholders.

For its initial acquisition, Monterey paid US $6.0 million in cash. Purchase of the remaining shares over the next three years will be at a price derived from a predetermined calculation based upon a percentage of earnings before taxes, interest, depreciation and amortization during the interim periods. Casual will remain a separate entity and, under additional agreement between Monterey, Casual and the Shareholders, Casual’s day-to-day operations until the acquisition is completed will be managed by Casual’s existing management; Monterey will control a majority of the Board of Directors, except for certain key decisions which will require the consent of a majority of the directors appointed by the Casual Shareholders.  Monterey will be entitled to distribution of 100% of Casual’s profits or losses.

The sole purpose of this amendment is to file the financial statements of the business acquired as required by item 9.01(a) and 9.01(b) respectively, of Form 8-K.

Item 2.01:  Completion of Acquisition or Disposition of Assets.

On January 11, 2005, Monterey, Casual and its Shareholders completed Monterey’s initial acquisition of 60% of the outstanding shares of Casual pursuant to the Stock Purchase Agreement, the material terms of which are described in Item 1.01 above and are incorporated into this Item 2.01 by reference. The initial acquisition was funded with $5 million in financing provided by Comerica Bank, Monterey’s principal bank, and $1 million from Monterey’s current cash reserves

A copy of the Stock Purchase Agreement is filed with this Report as Exhibit 2 and is incorporated in this Item 2.01 by reference.

Also on January 12, 2004, Monterey and Casual issued a joint press release announcing the transaction.  A copy of the joint press release is filed with this Report as Exhibit 99 and is incorporated in this Item 2.01 by reference.

Item 2.03:  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 11, 2005, Monterey, Casual and its Shareholders completed Monterey’s initial acquisition of 60% of the outstanding shares of Casual pursuant to the Stock Purchase Agreement, the material terms of which are described in Item 1.01 above and are incorporated into this Item 2.03 by reference. The initial acquisition was funded in part with $5 million in financing provided by Comerica Bank, Monterey’s principal bank.  The Bank loan carries a floating interest rate which is the lower of Comerica Bank’s prime rate or LIBOR plus 2.75% and is payable interest only for the first twelve months. The repayment schedule thereafter will consist of forty-eight equal monthly principal payments of $104,166.67 plus interest.  The bank requires as collateral a blanket lien on all existing assets of Monterey Gourmet Foods, Inc., including equipment, A/R, inventory, trademarks and the stock acquired in Casual Gourmet Foods, Inc.  The bank also requires the company to meet certain financial covenants which will be reported to the bank on a monthly basis.

Item 9.01:  Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired.

The appropriate financial statements are filed herewith as Annex A

(b)  Pro Forma Financial Information.

The appropriate Proforma financial information relating to the acquisition is filed herewith as Annex B

(c)  Exhibits.

2.01         Stock Purchase Agreement by and among Monterey Gourmet Foods, Inc., Casual Gourmet Foods, Inc., and Certain Shareholders dated January 11, 2005.

Schedules and Exhibits to this agreement have not been filed because they do not contain information material to an investment decision which is not otherwise disclosed in this Report or in the Stock Purchase Agreement, but Monterey will provide supplementally a copy of any Schedule or Exhibit to the Commission upon its request.  A descriptive list of the Schedules and Exhibits is contained in the Table of Contents of the Stock Purchase Agreement.  This exhibit was previously filed on January 17, 2005 in the Registrant’s initial Current Report on Form 8-K and is incorporated here by reference.

99.1         Press release dated January 12, 2005, issued jointly by Monterey Gourmet Foods, Inc. and Casual Gourmet Foods, Inc.  This exhibit was previously filed on January 17, 2005 in the Registrant’s initial Current Report on Form 8-K and is incorporated here by reference.

ANNEX A

Financial Statements

Casual Gourmet Foods, Inc.

Year Ended December 31, 2004

Independent Auditors’ Report

Casual Gourmet Foods, Inc.

Financial Statements

Year Ended December 31, 2004

Independent Auditors’ Report

Board of Directors

Casual Gourmet Foods, Inc.

Clearwater, Florida

We have audited the accompanying balance sheet of Casual Gourmet Foods, Inc. as of
December 31, 2004 and related statements of operations and change in retained earnings and cash flows for the year then ended.  These financial statements are the responsibility of the management of Casual Gourmet Foods, Inc.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Casual Gourmet Foods, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/S/Pender Newkirk & Company

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
February 11, 2005

Casual Gourmet Foods, Inc.

Balance Sheet

December 31, 2004

Assets
Current assets:
Cash and cash equivalents	$384,039
Certificate of deposit	90,000
Accounts receivable, trade	645,171
Inventory	304,237
Income tax refund receivable	264,116
Prepaid and other assets	43,780
Total current assets	1,731,343

Property and equipment, net	185,527

Other assets:
Trademark and package design costs	206,304
Deposits	1,940
Total other assets	208,244

$2,125,114

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of notes payable to stockholders	$77,916
Current portion of notes payable and obligation under capital lease	20,614
Accounts payable	244,453
Accrued expenses	562,814
Deferred income taxes	121,685
Income taxes payable	36,664
Total current liabilities	1,064,146

Other liabilities:
Notes payable and obligation under capital lease, less current portion	85,531
Notes payable to stockholders, less current portion	70,000
Total other liabilities	155,531

Stockholders’ equity:
Common stock; $.001 par value; 30,000,000 shares authorized; 9,600,000 shares issued and outstanding	9,600
Additional paid-in capital	483,951
Retained earnings	411,886
Total stockholders’ equity	905,437

$2,125,114

Read independent auditors’ report.  The accompanying notes are an integral part of the financial statements.

Casual Gourmet Foods, Inc.

Statement of Operations and Change in Retained Earnings

Year Ended December 31, 2004

Net revenues	$13,537,165

Cost of sales	8,823,571

Gross profit	4,713,594

Selling, general and administrative	3,807,311

Operating income	906,283

Other income	5,732

Interest expense	2,172

Income before provision for income taxes	909,843

Income tax provision	368,664

Net income	541,179

Accumulated deficit, December 31, 2003	(129,293)

Retained earnings, December 31, 2004	$411,886

Read independent auditors’ report.  The accompanying notes are an integral part of the financial statements.

Casual Gourmet Foods, Inc.

Statement of Cash Flows

Year Ended December 31, 2004

Operating activities
Net income	$541,179
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	28,387
Incurrence of note payable in connection with settlement	75,000
(Increase) decrease in:
Accounts receivable	(232,788)
Inventory	(18,142)
Income tax refund receivable	(264,116)
Prepaid and other assets	38,072
Deferred income tax assets	75,972
Deposits	2,586
Increase (decrease) in:
Accounts payable	19,317
Accrued expenses	509,953
Income tax payable	36,664
Deferred income tax liabilities	40,144
Pension payable	(30,000)
Total adjustments	281,049
Net cash provided by operating activities	822,228

Investing activities
Capitalized costs in connection with trademark and packaging design costs	(46,434)
Purchase of certificate of deposit	(90,000)
Net cash used by investing activities	(136,434)

Financing activities
Decrease in checks written in excess of available bank balance	(209,252)
Repayment of debt obligation	(184,502)
Net cash used by financing activities	(393,754)

Net increase in cash and cash equivalents	292,040

Cash and cash equivalents, beginning of year	91,999

Cash and cash equivalents, end of year	$384,039

Read independent auditors’ report.  The accompanying notes are an integral part of the financial statements.

Casual Gourmet Foods, Inc.

Notes to Financial Statements

Year Ended December 31, 2004

1.                            Background Information and Nature of Operations

Casual Gourmet Foods, Inc. (the “Company”), incorporated in Florida in January 1998, is a specialty food company that creates healthy, ready to eat sausages, soups, and heat-n-serve products.

The Company’s products are produced to order and specifications by contract manufacturers as determined and monitored by the Company to maintain freshness and quality standards each and every week.  The principal customers are “club” stores located throughout the United States.  The Company offers credit and payment terms to its customers consistent with industry standards.

As of December 31, 2004, the Company’s principal offices are located in Clearwater, Florida.  The Company currently employs four (4) full-time employees.

2.                            Subsequent Events

On January 11, 2005, Monterey Gourmet Company acquired a 60 percent interest in the Company via a stock purchase.  Additionally, the acquisition agreement provides for the purchase of the remaining 40 percent ownership after three years at a pre-determined calculation based upon an earn-out computation.  In connection with this purchase, the Company entered into employment contracts with its three executive officers, beginning January 11, 2005 and expiring January 11, 2008, which provides for a base salary and various fringe benefits.

The future salaries under these employment contracts are as follows:

2005	$540,000
2006	$540,000
2007	$540,000

3.                            Significant Accounting Policies

The significant accounting policies are as follows:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of financial statements, and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.  The most significant estimates made by the Company are depreciation of fixed assets and impairment judgments made for intangibles.

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company’s cash equivalents consist of cash deposits at federally insured financial institutions in the United States.  Generally, these deposits may exceed the amounts insured by the Federal Deposit Insurance Corporation; however, these deposits may be redeemed upon demand and, therefore, bear minimal risk.

The Company has a certificate of deposit bearing an interest rate at 2.23 percent, which matures on September 23, 2005.

The Company recognizes revenues through sales of sausages, soups, and heat-n-serve items to retail distributors and “club” store chains.  Revenue is recognized once there is evidence of an arrangement (such as a customer purchase order), the product has been delivered, the price and terms are finalized, and the collectibility is reasonable assured.  Accordingly, sales are recognized upon the delivery of finished goods to customers and are reported net of off-invoice allowances.  The Company’s sales are not guaranteed for the distributor or retailer.

The Company reports shipping costs for products delivered to customers in cost of goods sold.  Any amounts charged to customers for freight and deliveries are included in revenues.  Certain incentives granted to customers such as promotions and rebates are recorded as offsets to revenues.

The Company provides allowances for estimated spoilage and various other adjustments at a level deemed appropriate to adequately provide for known and inherent risks related to such amounts.  Based on the contractual relationship with a customer, the allowances are recognized at the time of the sale as a reduction of the gross revenue and primarily consist of the following:

•                                            1.0 percent spoilage allowance (“club” stores only)

•                                            $.05 per pound redistribution allowance (“club” stores only)

•                                            $.05 per pound marketing allowance (“club” stores only)

The Company’s sales are not guaranteed for the distributor or retailer, so no allowance is provided for product returns.  An allowance for uncollectible accounts is used to reserve for credit losses associated with specific receivables that are deemed at risk of collection.  The allowance is based on reviews of loss, recent payment history, current economic conditions, and other factors that deserve recognition in estimating potential losses.  Based upon the historic and prospective factors of the Company, there is no allowance for doubtful accounts at December 31, 2004. While management uses the best information available in making its determination, the ultimate recovery of recorded accounts, notes, and other receivables is also dependent on future economic and other conditions that may be beyond management’s control.  Interest is not typically charged on past due accounts.

Inventory is valued at the lower of cost or market and consists principally of component ingredients and labels/packaging costs for the Company’s sausages, soups, and heat-n-serve items.  Cost has been determined principally using actual costs utilized under the first-in, first-out method (the component costs of ingredients and packaging materials are evaluated on a periodic basis, with any adjustments being made to standard costs in cases where price advances or declines are expected to be in place for an extended period of time).

The Company expenses sales promotions as incurred.  Most of the payments for these expenses are processed as deductions on the invoices.  Certain sales incentives including promotional allowances and rebates are reported net of revenue.  Demos and ad fees paid to advertise products during promotional periods are reported as selling, general and administrative costs.  Promotional allowances and various other sales incentives reported, net of revenue, totaled $906,227 in 2004.  Fees paid for demos and advertisements totaled $131,968 in 2004.

Property and equipment are recorded at cost.  Depreciation is provided for on the straight-line method over the estimated useful lives of the assets (or lease term for leasehold improvements, if shorter), generally estimated at seven years.  For income tax purposes, the Company uses accelerated methods for all assets.  Maintenance and repairs are charged to operations when incurred.  Betterments and renewals are capitalized.  When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

Long-lived assets, including intangible assets, are assessed for possible impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable, or whenever management has committed to a plan to dispose of the assets.  Assets to be held and used affected by such an impairment loss are depreciated or amortized at their new carrying amount over the remaining estimated life; assets to be sold or otherwise disposed of are not subject to further depreciation or amortization.

Intangible assets consist of trade name and packaging designs, and are recorded at cost.  Management estimates that these intangibles have a useful life of 20 years.  Amortization expense will amount to $10,315 for the next five succeeding years.

4.                            Concentration of Credit Risk and Economic Dependency

Financial instruments that potentially subject the Company to concentration of credit risk include cash, cash equivalents, and accounts receivable.  The Company maintains its cash accounts in a bank in the United States.  The bank cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

5.                            Significant Customers

During 2004, Costco and Sam’s Club each accounted for portions of total revenues as follows:

Costco	49%
Sam’s Club	36%

As of December 31, 2004, approximately 81 percent of the Company’s accounts receivable is concentrated with two major customers as follows:

Costco	54%
Sam’s Club	27%
Other	19%
100%

The Company currently sells its products to nine separate Costco regions that make purchasing decisions independently of one another.  On a regular basis, these regions re-evaluate the products carried in their stores.  There can be no assurance that these Costco regions will continue to offer the Company’s products in the future or continue to allocate the Company the same amount of shelf space.

Purchasing decisions for Sam’s Club, the Company’s second largest customer, are made at the respective head office.  There can be no assurance that Sam’s Club will continue to carry the Company’s products.  Currently, the loss of either Costco or Sam’s Club would materially adversely affect the Company’s business operations.

No other single customer accounted for more than ten percent of revenues or accounts receivable.

6.                            Inventory

Inventory consists of the following:

Raw material	$76,154
Packaging materials and labels	152,247
Finished goods	75,836
$304,237

7.                            Property and Equipment

Property and equipment consist of:

Equipment	$50,923
Computers and office equipment	25,290
Vehicles	144,617
220,830
Accumulated depreciation	(35,303)
Net property and equipment	$185,527

Depreciation expense totaled $28,387 for 2004.

8.                            Notes Payable and Obligation Under Capital Lease

Notes payable and obligation under capital lease consist of the following:

Vehicle note; no interest; payable in monthly payments of $725 through September 2009; collateralized by a vehicle	$41,325
Vehicle note; payable in monthly payments of $750 including interest of 5.11% through January 2010; collateralized by a vehicle	39,620
Vehicle note; payable in monthly payments of $450 plus interest at prime through January 2010; collateralized by a vehicle	25,200
106,145
Less current portion	20,614
$85,531

The following is a schedule by year of the principal payments required on these notes payable and capital lease:

2005	$20,614
2006	$21,582
2007	$21,973
2008	$22,385
2009	$18,444
Thereafter	$1,147

9.                            Stockholder Loans and Related Party Transactions

Stockholder loans consist of:

$255,000 note payable, stockholder; non-interest bearing; monthly principal only payments of $5,000; unsecured	$125,000
$25,000 note payable, stockholder; non-interest bearing; monthly principal only payments of $2,083; unsecured	22,916
147,916
Less current portion	77,916
$70,000

The following is a schedule by year of the principal payments required on these stockholder loans:

2005	$77,916
2006	$60,000
2007	$10,000

During 2004, the Company accrued $50,000 of legal fees incurred on behalf of the stockholders in connection with the subsequent acquisition by Monterey Gourmet Company.

As of December 31, 2004, the Company has accrued expenses to stockholders totaling $453,125 for bonuses earned in 2004.

During the year, the Company incurred royalties to a related entity amounting to approximately $98,000.  This royalty agreement terminated subsequent to year-end.

The above amounts and terms are not necessarily indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent parties.

10.                     Supplemental Cash Flow Information

Supplemental cash flow information consists of:

Cash payments for interest	$2,172
Cash payments for income taxes	$480,000

Non-cash investing and financing activities:
Property and equipment acquired under owner financing	$130,921
Incurrence of debt in connection with settlement	$75,000

11.                     Intangible Assets

For the year ended December 31, 2004, intangible assets consist of the trade name and packaging design costs, which total $206,304.

The Company performs annual impairment testing on goodwill and other intangible assets not separately identifiable as required by Statements of Financial Accounting Standards No. 142 to determine if any write-downs are necessary.  No impairment adjustments were needed as of December 31, 2004.

12.                     Income Taxes

The provision for federal and state income taxes for the year ended December 31, 2004 consists of the following:

Current:
Federal	$215,884
State	36,664
252,548

Deferred:
Federal	104,570
State	11,546
$368,664

The income tax provision differs from the expense that would result from applying federal statutory rates to income before income taxes because the Company is subject to state income taxes and a portion of meals and entertainment are not tax deductible.

The Company’s total deferred tax assets and deferred tax liabilities at December 31, 2004 are as follows:

Total deferred tax assets	$0
Total deferred tax liabilities	(121,685)
Net deferred tax liabilities	$(121,685)

These amounts have been presented in the Company’s financial statements as follows:

Current deferred tax liability	$0
Non-current deferred tax liability	(121,685)
Net deferred tax liability	$(121,685)

Timing differences in depreciation are responsible for the entire deferred tax liability at December 31, 2004.

13.                     Operating Leases

The Company currently leases corporate office space in Clearwater, Florida and Pennsylvania under operating lease agreements that expire in 2005.  The terms of the leases generally require the Company to pay common area maintenance, taxes, insurance, and certain other costs.  Gross rent expense under the leases for 2004 totaled $21,591.

The payments required on these operating leases for 2005 totals $18,372.

14.                     Retirement Plan

The Company has a SEP IRA plan for its full-time employees.  Contributions are made by the Board of Directors of the Company on a discretionary basis.  In 2004, the Company contributed $123,000 to the plan.

ANNEX B

The unaudited proforma information is presented based upon the Monterey Gourmet Foods’ year end of December 26, 2004 and Casual Gourmet Foods’ year end of December 31, 2004.  Also included are all material adjustments considered necessary by management for presentation in accordance with generally accepted accounting principles.

The unaudited proforma balance sheet reflects the acquisition by Monterey Gourmet Foods of Casual on January 11, 2005.  The balances for Monterey Gourmet Foods are as of December 26, 2004 and the balances for Casual are as of December 31, 2004.  The unaudited proforma Statement of Income for the fiscal year end December 26, 2004 reflect the acquisition as if it had occurred on January 1, 2004.

The proforma financial data do not purport to represent what Monterey Gourmet Foods’ combined financial position or results of operations would actually have been if such transactions in fact had occurred on these dates and are not necessarily representative of Monterey Gourmet Foods’ combined financial position or results of operations for any future period.  Historical unaudited proforma combined financial statements should be read in conjunction with the historical financial statements and notes thereto included in Monterey Gourmet Foods’ most recent report filed on Form 10-K.

MONTEREY GOURMET FOODS, INC.

Unaudited Pro Forma Combined Condensed Balance Sheet

(In thousands, except share amounts)

	Monterey Gourmet Foods	Casual Gourmet Foods
	December 26, 2004	December 31, 2004	Total	Adjustments		Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$569	$474	$1,043	$(104	)(1)	$(61)
				$(1,000	)(2)
Accounts receivable less allowances	6,212	645	6,857	—		6,857
Inventories	4,325	304	4,629	130	(3)	4,759
Deferred tax assets-current	1,126	—	1,126	—		1,126
Prepaid expenses and other	957	308	1,265	—		1,265

Total current assets	13,189	1,731	14,920	(974)		13,946

Property and equipment, net	14,768	186	14,954	—		14,954
Deferred tax assets-long term	3,952	—	3,952	—		3,952
Deposits and other	126	2	128	—		128
Intangible assets, net	6,114	206	6,320	4,640	(7)	10,960
Goodwill	8,724	—	8,724	104	(1)	14,523
				6,000	(2)
				(130	)(3)
				(906	)(4)
				(4,640	)(7)
				3,451	(7)
				1,920	(7)
Total assets	$46,873	$2,125	$48,998	$9,465		$58,463

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,298	$244	$2,542	$—		$2,542
Accrued payroll and related benefits	1,042	—	1,042	—		1,042
Accrued and other current liabilities	1,328	563	1,891	—		1,891
Deferred income taxes	—	122	122	—		122
Income taxes payable	—	37	37	—		37
Current portion of notes, loans, and capital leases payable	757	98	855	—		855

Total current liabilities	5,425	1,064	6,489	—		6,489

Notes, loans, and capital leases payable, less current portion	1,651	155	1,806	5,000	(2)	6,806
Deferred tax liability				1,920	(7)	1,920

Minority interest	581	—	581	3,451	(7)	4,032

Stockholders’ equity:
Common stock	14	10	24	(10	)(4)	14
Additional paid-in capital	45,103	484	45,587	(484	)(4)	45,103
Accumulated(deficit) earnings	(5,901)	412	(5,489)	(412	)(4)	(5,901)
Total stockholders’ equity	39,216	906	40,122	(906)		39,216

Total liabilities and stockholders’ equity	$46,873	$2,125	$48,998	$9,465		$58,463

MONTEREY GOURMET FOODS, INC.

Unaudited Pro Forma Combined Condensed Statement of Operations

(In thousands, except share amounts)

	Monterey Gourmet Foods	Casual Gourmet Foods
	December 26, 2004	December 31, 2004	Total	Adjustments		Consolidated

Net revenues	$62,491	$13,537	$76,028	$—		$76,028

Cost of sales	46,023	8,824	54,847			54,847

Gross profit	16,468	4,713	21,181	—		21,181

Selling, general and administrative expenses	18,224	3,807	22,031	400	(8)	22,431
Gain (loss) on disposition of assets	(5)	—	(5)	—		(5)
Operating income (loss)	(1,761)	906	(855)	(400)		(1,255)

Other income (expense), net	42	6	48	—		48
Interest income (expense), net	(130)	(2)	(132)	(212	)(6)	(344)

Income (loss) before provision for income taxes	(1,849)	910	(939)	(612)		(1,551)

Income tax benefit (provision)	505	(369)	136	287	(9)	423

Net income (loss)	$(1,344)	$541	$(803)	$(325)		$(1,128)

Net income per common share
Basic income per common share	$(0.09)					$(0.08)
Diluted income per common share	$(0.09)					$(0.08)

Basic shares outstanding	14,343,386					14,343,386
Diluted shares outstanding	14,343,386					14,343,386

Notes to the unaudited proforma Balance Sheet and Statement of Income.

(1)                                  Record costs of acquiring Casual Gourmet Foods of $104,000.

(2)                                  A total of $6,000,000 was wired out to the previous owners of Casual Gourmet for a 60% interest.  Monterey Gourmet Foods used $1,000,000 in cash from cash reserves to pay for the transaction and borrowed on its line of credit $5,000,000 to complete the transaction.

(3)                                  Increase inventory to market value.

(4)                                  Recapitalize Casual Gourmet Foods as a subsidiary of Monterey Pasta and record goodwill from the transaction. Recording consolidation and elimination entries.

(5)                                  Record minority interest in the transaction of $4,000,000 which represents 40% of the ownership.  Since the purchase agreement entitles 100% of all profits and all losses there is no minority interest on the Statement of Operations and consequently, the balance sheet amount does not change.  The calculation of the minority interest is shown in Note 6 below.

(6)                                  Record Interest.  $5,000,000 @ 4.25% for a total of $212,000

(7)                                  As part of the acquisition, Monterey Gourmet commissioned a valuation study to determine the components that represent the intangible assets and goodwill purchased as part of the purchase price.  Under the purchase method of accounting, the total estimated purchase price is allocated to Casual’s tangible and intangible assets based upon their estimated fair value as of the date of completion of the acquisition.  Based upon the purchase price and the preliminary valuation, and based on financial information at the time of the acquisition the preliminary purchase price allocation is as follows:

Cash paid directly to owners of Casual	$6,000
Acquisition costs incurred	104
Total cost of acquisition	6,104

Minority interests	3,451
Liabilities assumed	1,219
Deferred tax liability created at time of acquisition	1,920
Cash acquired at time of acquisition	(474)
Inventory valuation adjustment to market	(130)
Tangible assets acquired	(1,445)
Intangible assets assumed	(206)
Intangible assets acquired	(4,640)
Goodwill acquired in transaction	$5,799

(8)                                  Some of these intangible assets have determinable lives while others have indeterminable lives.  In accordance with Generally Accepted Accounting Principles and with FAS 141 and FAS 142, those intangibles assets with determinable lives should be amortized over those lives.  Below is a table of the intangible assets and the amortization that would have been charged for these assets.  The intangible assets have been reclassed to “Other Intangible Assets”

	Intellectual Property	Annual Amortization

Customer relations value	2,500	250	*
Non-compete agreements	900	150	*
Tradename	840	—	*
Recipes	400	—	*

Total intellectual property	4,640	400

*  Identifiable intangible assets not subject to amortization are assessed for impairment at least as often as annually and as triggering events may occur. The impairment test for identifiable intangible assets not subject to amortization consists of a comparison of the fair value of the intangible asset with its carrying amount. An impairment loss is recognized for the amount by which the carrying value exceeds the fair value of the asset. In making this assessment, management relies on a number of factors to discount anticipated future cash flows including operating results, business plans and present value techniques. Rates used to discount cash flows are dependent upon interest rates and the cost of capital at a point in time. There are inherent uncertainties related to these factors and management’s judgment in applying them to the analysis of intangible asset impairment. It is possible that assumptions underlying the impairment analysis will change in such a manner that impairment in value may occur in the future.

Goodwill is not amortized but is subject to periodic assessments of impairment. Goodwill is assessed for impairment at least as often as annually and as triggering events may occur. The Company performs its annual review in the fourth quarter of each year. Recoverability of goodwill is evaluated using a comparison of the fair value of a reporting unit with its carrying value. If the carrying value of the goodwill of a reporting unit exceeds the fair value of that goodwill, an impairment loss is recognized in an amount equal to the excess.

(9)                                                      Record income taxes for Casual adjusted taxable income at a rate of 27%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2005	MONTEREY GOURMET FOODS, INC.
(Registrant)

	By:	/s/ Scott Wheeler
Scott Wheeler
Chief Financial Officer